UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              October 9, 2007

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-33177                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)    Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K of Monmouth Real Estate Investment Corporation filed with the United States Securities and Exchange Commission on October 10, 2007, reporting the appointment of a new director.    The Form 8-K was filed in the Edgar System on October 10, 2007 with the incorrect Item tag 4.02.  This Form 8-K/A correctly files the Form 8-K with Item tag 5.02.  No other changes were made to the Form 8-K filed on October 10, 2007.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of the Registrant appointed Catherine B. Elflein to the Board of Directors, effective October 9, 2007.    Ms. Elflein will fill the vacancy on the Board of Directors created by a previously announced Director resignation.  Ms. Elflein was also appointed to the Audit Committee.

Item 7.01    Regulation FD Disclosure.

On October 10, 2007, the Company issued a press release announcing the appointment of Catherine B. Elflein to the Board of Directors and to the Audit Committee.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

99.1

Press Release dated October 10, 2007.

SIGNATURES

     Pursuant  to the requirements of the Securities Exchange Act of  1934,

     the  Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH  REAL ESTATE INVESTMENT CORPORATION

                                /s/   Anna T. Chew

                                ANNA T. CHEW

                                Chief Financial Officer

     Date        October 19, 2007